Exhibit 23.1
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT
We consent to the use in this pre-effective amendment no. 2 to the Registration Statement of Immunosyn Corporation on Form SB-2 of our report dated December 18, 2006 for their 2006 audit. We also consent to the reference to us under the heading “Experts” in the registration statement.

/s/ Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas
December 22, 2006